Exhibit 32.2
CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350
     I, Patrick C. Lynch, Chief Financial Officer of Interface, Inc. (the “Company”), certify, pursuant to 18 U.S.C. § 1350 as adopted by § 906 of the Sarbanes-Oxley Act of 2002, that:
(1)	the Annual Report on Form 10-K of the Company for the year ended January 1, 2006, as amended (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Dated: October 27, 2006

/s/ Patrick C. Lynch
Patrick C. Lynch
Chief Financial Officer